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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 15, 1997



                           PAPERCLIP SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)




          Delaware                   0-26598                  22-313-7907
(State or other jurisdiction  (Commission File Number        (IRS Employer
         of incorporation)                               Identification Number)



             Three University Plaza, Hackensack, New Jersey 07601
              (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (201) 487-3503

                       PaperClip Imaging Software, Inc.
        (Former name or former address, if changed since last report.)





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         Item 5. Other Events.

         On April 15, 1997, PaperClip Software, Inc. (the "Company") and Access Solutions International, Inc. ("Access Solutions") entered into a definitive agreement for Access Solutions to purchase substantially all of the assets of the Company and for Access Solutions to assume substantially all of the liabilities of the Company. The purchase price will paid by delivery to the Company of approximately 1,544,438 shares of Access Solutions' common stock plus an equivalent number of Access Solutions' Class B Warrants. The shares and warrants of Access Solutions that shall be received by the Company in the transaction will be subject to a lock up agreement which will limit the transferability thereof prior to either (i) October 1998, if certain shareholders of Access Solutions agree to be bound by an identical lock up, or
(ii) April 1998, if certain shareholders of Access Solutions do not agree to be bound by a lock up through October 1998. Consummation of the transaction is subject to various conditions, including approval of the Board of Directors of both companies, and approval of the Company's shareholders. The transaction is expected to close in July or August 1997.

         The parties have also entered into a Management Agreement, pursuant to which Access Solutions will assume the management and control of the day-to-day operations of the Company pending the closing. Pursuant to the Management Agreement, pending the closing Access Solutions will advance funds to the Company, in accordance with an agreed upon budget.

         It is currently anticipated that, following the closing of the transaction with Access Solutions, the Company will dissolve and distribute the Access Solutions shares and warrants to its shareholders, after making provisions for its liabilities, if any. The timing of the distribution of the Access Solutions shares and warrants to the Company's shareholders has not yet been determined.

         There can be no assurance that the Company will be successful in closing the above-described sale of assets to Access Solutions. The Company has not identified any alternative sources of liquidity and has no commitment with regard to obtaining any further funds which would be required to sustain the Company's operations if the agreement with Access Solutions cannot be closed.





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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  10.30 Asset Purchase Agreement between PaperClip Software, Inc. and Access Solutions International, Inc., dated April 15, 1997.

                  10.31 Management Agreement between PaperClip Software, Inc. and Access Solutions International, Inc., dated April 15, 1997.


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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PAPERCLIP SOFTWARE, INC.


                                             By:/s/ William Weiss

                                             Name: William  Weiss
                                             Title: Chief Executive Officer


Date: April 15, 1997


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                               INDEX TO EXHIBITS

Exhibit No.                                                           Page No.
-----------                                                           --------

10.30      Asset Purchase Agreement between PaperClip Software,
           Inc. and Access Solutions International, Inc., dated
           April 15, 1997

10.31      Management Agreement between PaperClip Software,
           Inc. and Access Solutions International, Inc., dated
           April 15, 1997.

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